Exhibit 99.1

For Immediate Release

CHOICE HOTELS INTERNATIONAL REPORTS
2018 THIRD-QUARTER RESULTS
Company exceeded third quarter EPS guidance and raised full year expectations

ROCKVILLE, Md. (November 8, 2018) - Choice Hotels International, Inc. (NYSE: CHH), one of the world's largest hotel companies, today reported its results for the three months ended September 30, 2018. Highlights include:

•
Net income was $80.0 million, or $1.41 per diluted share, for the third quarter of 2018. Adjusted net income, excluding certain items described in Exhibit 6, increased 30 percent to $70.3 million from the same period of the prior year.

•	Adjusted diluted earnings per share (EPS) were $1.24 for the third quarter of 2018, a 31-percent increase from the 2017 third quarter.

•	Adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) for the third quarter 2018 were $103.6 million, an increase of 11 percent from the same period of 2017.

•	The company exceeded the top end of its third quarter EPS guidance by $0.07 per share.

•	Full-year guidance for adjusted EBITDA increased to a range between $335 million to $340 million and adjusted EPS to a range between $3.79 to $3.86.

During the third quarter 2018, the company:

•
Unveiled Clarion Pointe, a midscale select-service brand extension of Clarion, to meet strong demand from hotel owners for conversion development opportunities in the popular midscale segment and continued guest demand for high-quality and affordable lodging options.

•	Completed the refinancing of the company’s existing $450 million senior unsecured credit facility with a new five-year, $600 million senior unsecured revolving credit facility.

•	Repurchased 0.5 million shares of common stock for an aggregate cost of $39 million. Year-to-date share repurchases now total approximately $109 million.

“Our year-to-date development success and strong financial metrics prove our strategy is working, positioning us for further growth,” said Patrick Pacious, president and chief executive officer, Choice Hotels. “As an asset-light franchisor, we excel at helping our owners run profitable hotels by providing them with best-in-class tools, including a proven and expanding brand portfolio, award-winning revenue-enhancing resources, and industry-leading technology systems. We are extremely pleased with the initial reception received by Clarion Pointe, and are optimistic that we’ll end the year on a high note with another successful quarter, taking us into 2019 with strong momentum.”

Additional details for the company’s 2018 third-quarter results are as follows:

Overall Results

•	Total revenues for the three months ended September 30, 2018 totaled $291.5 million, an 8 percent increase from the third quarter of 2017.

•	Total hotel franchising revenues for the third quarter increased 9 percent from the third quarter of the prior year to $135.4 million.

•	Adjusted EBITDA from hotel franchising activities for the third quarter were $105.1 million, an 11 percent increase from the third quarter of the prior year.

•	Adjusted hotel franchising margins were approximately 75 percent for the third quarter of 2018.

Royalties

•	Domestic royalty fees for the third quarter totaled $105.0 million, an 8-percent increase from the third quarter of the prior year.

•	Over 1,000 Comfort hotels are in the process of or have completed their lobby and room renovations, faster than originally expected.

•
Domestic systemwide revenue per available room (RevPAR), which was impacted by weather-related events, hotel renovations within the Comfort brand, and the timing of holidays, declined 1.4 percent, compared to the same period of the prior year. Average daily rates increased 0.9 percent and occupancy rates declined 160 basis points for the third quarter of 2018, compared to the same period of the prior year.

•	Domestic systemwide RevPAR is expected to increase between 1 percent and 3 percent for the fourth quarter of 2018.

•	The effective domestic royalty rate increased 12 basis points for the third quarter, compared to the same period of the prior year.

•	The number of domestic franchised hotels and rooms, as of September 30, 2018, increased 6.8 percent and 9.6 percent, respectively, from September 30, 2017.

•	The company opened 76 new domestic hotels during the third quarter of 2018, a 27 percent increase over the third quarter of 2017.

Development

•	New executed domestic franchise agreements totaled 159 in the third quarter of 2018, an increase of 20 percent from the same period of the prior year.

•	New domestic franchise agreements for the company’s extended stay brands totaled 27 in the third quarter of 2018, an increase of 200 percent from the comparable period of 2017.

•	New construction domestic franchise agreements increased 37 percent in the third quarter of 2018 from the comparable period of 2017.

•	The company awarded 111 new conversion domestic franchise agreements in the third quarter of 2018, a 13 percent increase from the comparable period of 2017.

•
The company’s total domestic pipeline of hotels awaiting conversion, under construction, or approved for development, as of September 30, 2018, increased 29 percent to 968 hotels from September 30, 2017.

•
The new construction domestic pipeline totaled 704 hotels at September 30, 2018, a 33 percent increase, and the conversion pipeline increased to 264 hotels, a 19 percent increase from September 30, 2017.

Use of Cash Flows

Dividends
During the nine months ended September 30, 2018, the company paid cash dividends, totaling approximately $37 million. Based on the current quarterly dividend rate of $0.215 per share of common stock, the company expects to pay dividends totaling approximately $49 million during 2018.

Stock Repurchases
During the nine months ended September 30, 2018, the company repurchased approximately $109 million in shares of common stock under its stock repurchase program, as well as through repurchases from employees in connection with tax withholding and option exercises relating to awards under the company’s equity incentive plans. At September 30, 2018, the company had authorization to purchase up to 2.7 million additional shares of common stock under its share repurchase program.

Hotel Development & Financing
Pursuant to its program to encourage acceleration of the growth of the upscale Cambria Hotels brand, the company advanced approximately $85 million in support of the brand’s development during the nine months ended September 30, 2018. The company also recycled approximately $10 million of prior investments in Cambria Hotels development projects, resulting in net advances of $75 million for the nine months ended September 30, 2018. Advances under this program are primarily in the form of joint-venture investments, forgivable key-money loans, senior mortgage loans, development loans, and mezzanine lending, as well as through the operation of a land-banking program. As of September 30, 2018, the company had approximately $317 million reflected in its consolidated balance sheet pursuant to these financial support activities. With respect to lending and joint-venture investments, the company generally expects to recycle these loans and investments within a five-year period.

Revenue Recognition
Effective January 1, 2018, the company adopted the new revenue recognition standard (“ASC 606”) on a full retrospective basis. As a result, the condensed financial statements for the three and nine months ended September 30, 2017, have been recast as if the new revenue standard had been adopted on January 1, 2016. The adoption of ASC 606 did not change the timing of cash flows or cash available for return to shareholders but did alter the timing of earnings recognition. In addition, the adoption of ASC 606 resulted in changes in classifications of certain items within the company’s financial statements. A discussion of the revenue recognition changes can be found in the 2017 Form 10-K the company filed on March 1, 2018, which is available on Choice’s Investor Relations website at http://investor.choicehotels.com/. You may also refer to Choice’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, which is expected to be filed on the date of this press release, for the effect of the adoption on the company’s unaudited condensed financial statements for the three and nine months ended September 30, 2017.

Outlook

The company’s consolidated 2018 outlook reported below includes the forecasted results of the WoodSpring acquisition from February 1, 2018, through December 31, 2018. In addition, the company’s adjusted EBITDA and adjusted diluted EPS guidance has been prepared based on the impact of the new revenue-recognition guidance.

The adjusted numbers in the company’s outlook exclude the projected impact of integration- and acquisition-related costs, the net surplus or deficit generated from the company’s marketing and reservation system activities, as well as other items. See Exhibit 7 for the calculation of adjusted forecasted results and the reconciliation to the comparable GAAP measures.

Consolidated Outlook

•	Net income for full-year 2018 is expected to range between $210 million and $214 million, or $3.68 to $3.75 per diluted share.

•	Adjusted diluted EPS for full-year 2018 is expected to range between $3.79 and $3.86. The company expects full-year 2018 adjusted net income to range between $216 million and $220 million.

•	Adjusted EBITDA for full-year 2018 is expected to range between $335 million and $340 million.

•	The effective tax rate is expected to be approximately 18.5 percent for fourth-quarter 2018 and 20.5 percent for full-year 2018.

•	The company’s fourth-quarter 2018 adjusted diluted EPS is expected to range between $0.78 and $0.85.

•
Adjusted diluted EPS estimates are based on the current number of shares of common stock outstanding and, therefore, do not reflect any subsequent changes that may occur due to activity under the company’s equity incentive plans or repurchases of common stock under the company’s stock repurchase program.

•
The adjusted diluted EPS and consolidated adjusted EBITDA estimates assume that the company incurs net reductions in adjusted EBITDA related to non-hotel franchising activities at the midpoint of the range for these investments.

Hotel Franchising

•	Adjusted EBITDA from hotel franchising activities for full-year 2018 is expected to range between $341 million and $346 million.

•	Net domestic unit growth for 2018 is expected to range between 7 percent and 8 percent.

•	Domestic RevPAR is expected to increase between 1 percent and 3 percent for the fourth quarter and between 1 percent and 2 percent for full-year 2018.

•	The domestic effective royalty rate is expected to increase between 12 and 15 basis points for full-year 2018 as compared to full-year 2017.

Non-Hotel Franchising Activities

•	Net reductions in full-year 2018 adjusted EBITDA related to the company’s non-hotel franchising operations are expected to range between approximately $5 million and $7 million.

Conference Call
Choice Hotels International will conduct a conference call on Thursday, November 8, 2018, at 10:00 a.m. ET to discuss the company’s 2018 third-quarter results. The dial-in number to listen to the call domestically is 877-349-0087 and the number for international participants is 1-412-902-6767. A live webcast will also be available on the company’s investor relations website,
http://investor.choicehotels.com/, and can be accessed via the Events and Presentations tab.

About Choice Hotels
Choice Hotels International, Inc. (NYSE: CHH) is one of the largest and most successful lodging franchisors in the world. With more than 6,900 hotels, representing more than 560,000 rooms, in over 40 countries and territories, the Choice family of hotel brands provide business and leisure travelers with a range of high-quality lodging options from limited-service to full-service hotels in the upscale, midscale, extended-stay and economy segments. Choice Privileges®, an award-winning loyalty program, offers members benefits ranging from everyday rewards to exceptional experiences. For more information, visit www.choicehotels.com.

Forward-Looking Statements
Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, our use of words such as “expect,” “estimate,” “believe,” “anticipate,” “should,” “will,” “forecast,” “plan,” “project,” “assume,” or similar words of futurity identify such forward-looking statements. These forward-looking statements are based on management's current beliefs, assumptions, and expectations regarding future events, which, in turn, are based on information currently available to management. Such statements may relate to projections of the company’s revenue, earnings, development activities, and other financial and operational measures, company debt levels, ability to repay outstanding indebtedness, payment of dividends, repurchases of common stock, and future operations, among other matters. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties, and other factors.

Several factors could cause actual results, performance, or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, changes to general, domestic, and foreign economic conditions; foreign currency fluctuations; operating risks common in the lodging and franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees; our ability to keep pace with improvements in technology utilized for marketing and reservations systems and other operating systems; our ability to grow our franchise system; exposure to risks related to our hotel-development and financing activities; fluctuations in the supply and demand for hotels rooms; our ability to realize anticipated benefits from acquired businesses; the level of acceptance of alternative growth strategies we may implement; operating risks associated with our international operations; the outcome of litigation; and our ability to manage our indebtedness. These and other risk factors are discussed in detail in the company's filings with the Securities and Exchange Commission, including our annual report on Form 10-K for 2017 and our quarterly reports filed on Form 10-Q. Except as may be required by law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measurements
The company evaluates its operations utilizing the performance metrics of Adjusted EBITDA, hotel franchising revenues, adjusted hotel franchising SG&A, adjusted EBITDA from hotel franchising activities, adjusted hotel franchising margins, adjusted net income, and adjusted diluted EPS, which are all non-GAAP financial measurements. These measures, which are reconciled to the comparable GAAP measures in Exhibit 6, should not be considered as an alternative to any measure of performance or liquidity as promulgated under or authorized by GAAP, such as net income, EPS, total revenues, and operating margins. The company’s calculation of these measurements may be different from the calculations used by other companies and therefore comparability may be limited.

We discuss management’s reasons for reporting these non-GAAP measures and how each non-GAAP measure is calculated below.

In addition to the specific adjustments noted below with respect to each measure, the non-GAAP measures presented herein also exclude acquisition-related transition and transaction costs, costs associated with the acceleration of the company’s executive succession plan, impairment of below-market lease intangibles, estimated one-time transition taxes on tax legislation enacted into law on December 22, 2017, and debt-restructuring costs to allow for period-over-period comparison of ongoing core operations before the impact of these charges.

Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization: Adjusted EBITDA reflects net income excluding the impact of interest expense, interest income, provision for income taxes, depreciation and amortization, franchise-agreement acquisition cost amortization, other (gains) and losses, equity in net income (loss) of unconsolidated affiliates, mark-to-market adjustments on non-qualified retirement plan investments, and surplus or deficits generated by marketing and reservation-system activities. We consider adjusted EBITDA to be an indicator of operating performance because it measures our ability to service debt, fund capital expenditures, and expand our business. We also use adjusted EBITDA, as do analysts, lenders, investors, and others, to evaluate companies because it excludes certain items that can vary widely across industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. Adjusted EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets or amortizing franchise-agreement acquisition costs. These differences can result in considerable variability in the relative asset costs and estimated lives and, therefore, the depreciation and amortization expense among companies. Mark-to-market adjustments on non-qualified retirement-plan investments recorded in SG&A are excluded from EBITDA, as the company accounts for these investments in accordance with accounting for deferred-compensation arrangements when investments are held in a rabbi trust and invested. Changes in the fair value of the investments are recognized as both compensation expense in SG&A and other gains and losses. As a result, the changes in the fair value of the investments do not have a material impact on the company’s net income. Surpluses and deficits generated from marketing and reservation activities are excluded, as the company’s franchise agreements require the marketing and reservation-system revenues to be used exclusively for expenses associated with providing franchise services such as central reservation and property-management systems, reservation delivery, and national marketing and media advertising. Franchisees are required to reimburse the company for any deficits generated from these marketing and reservation-system activities and the company is required to spend any surpluses generated in future periods. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company’s operating performance.

Adjusted Net Income and Adjusted Diluted Earnings Per Share: Adjusted net income and diluted EPS excludes the impact of surpluses or deficits generated from marketing and reservation-system activities. Surpluses and deficits generated from marketing and reservation activities are excluded, as the company’s franchise agreements require the marketing and reservation system revenues to be used exclusively for expenses associated with providing franchise services, such as central reservation and property-management systems, reservation delivery, and national marketing and media advertising. Franchisees are required to reimburse the company for any deficits generated from these marketing and reservation-system activities and the company is required to spend any surpluses generated in future periods. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company’s operating performance. We consider adjusted net income and adjusted diluted EPS to be indicators of operating performance because excluding these items allows for period-over-period comparisons of our ongoing operations.

Hotel Franchising Revenues, Adjusted Hotel Franchising EBITDA, Adjusted Hotel Franchising SG&A, and Margins: The company reports hotel-franchising revenues, adjusted hotel franchising EBITDA, adjusted franchising hotel SG&A, and margins, which exclude marketing and reservation-system activities; the SkyTouch Technology division; vacation rental activities, including operations that provide Software as a Service (“SaaS”) technology solutions to vacation-rental management companies; and revenue generated from the ownership of an office building that is leased to a third party. These non-GAAP measures are commonly used measures of performance in our industry and facilitate comparisons between the company and its competitors. Marketing and reservation-system activities are excluded, as the company’s franchise agreements require the marketing and reservation-system revenues to be used exclusively for expenses associated with providing franchise services, such as central reservation and property-management systems, reservation delivery, and national marketing and media advertising. Franchisees are required to reimburse the company for any deficits generated from these marketing and reservation-system activities and the company is required to spend any surpluses generated in future periods. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company’s operating performance. SkyTouch Technology is a division of the company that develops and markets cloud-based technology products, including inventory management, pricing, and connectivity to third-party channels and hoteliers not under franchise agreements with the company. The operations for SkyTouch Technology and our vacation-rental activities are excluded since they do not reflect the company’s core franchising business but are adjacent, complementary lines of business.

Contacts
Scott Oaksmith, Senior Vice President, Finance & Chief Accounting Officer
301-592-6659
Oscar Oliveros, Investor Relations Director
301-628-4360

© 2018 Choice Hotels International, Inc. All rights reserved.

Choice Hotels International, Inc. and Subsidiaries							Exhibit 1
Consolidated Statements of Income
(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
			Variance				Variance
	2018	2017	$	%	2018	2017	$	%
(In thousands, except per share amounts)

REVENUES

Royalty fees	$111,009	$103,322	$7,687	7%	$290,926	$263,215	$27,711	11%
Initial franchise and relicensing fees	6,262	5,729	533	9%	18,957	17,263	1,694	10%
Procurement services	11,620	8,810	2,810	32%	39,391	30,545	8,846	29%
Marketing and reservation system	152,367	142,915	9,452	7%	416,715	382,245	34,470	9%
Other	10,232	9,154	1,078	12%	30,336	26,546	3,790	14%
Total revenues	291,490	269,930	21,560	8%	796,325	719,814	76,511	11%

OPERATING EXPENSES

Selling, general and administrative	38,191	46,573	(8,382)	(18)%	125,325	124,356	969	1%
Depreciation and amortization	3,815	1,601	2,214	138%	10,537	4,986	5,551	111%
Marketing and reservation system	138,316	128,661	9,655	8%	394,112	365,435	28,677	8%
Total operating expenses	180,322	176,835	3,487	2%	529,974	494,777	35,197	7%

Gain (loss) on sale of land and building, net	—	(32)	32	(100)%	82	(32)	114	(356%)

Operating income	111,168	93,063	18,105	19%	266,433	225,005	41,428	18%

OTHER INCOME AND EXPENSES, NET
Interest expense	11,706	11,399	307	3%	34,720	33,884	836	2%
Interest income	(1,966)	(1,575)	(391)	25%	(5,218)	(4,277)	(941)	22%
Other (gains) losses	(972)	(778)	(194)	25%	(1,355)	(2,251)	896	(40)%
Equity in net (income) loss of affiliates	(43)	274	(317)	(116)%	5,358	3,213	2,145	67%
Total other income and expenses, net	8,725	9,320	(595)	(6)%	33,505	30,569	2,936	10%

Income before income taxes	102,443	83,743	18,700	22%	232,928	194,436	38,492	20%
Income taxes	22,484	26,554	(4,070)	(15)%	48,044	62,293	(14,249)	(23)%
Net income	$79,959	$57,189	$22,770	40%	$184,884	$132,143	$52,741	40%

Basic earnings per share	$1.42	$1.01	$0.41	41%	$3.27	$2.34	$0.93	40%

Diluted earnings per share	$1.41	$1.01	$0.40	40%	$3.24	$2.33	$0.91	39%

Choice Hotels International, Inc. and Subsidiaries		Exhibit 2
Consolidated Balance Sheets
(Unaudited)

(In thousands, except per share amounts)	September 30,	December 31,
	2018	2017

ASSETS

Cash and cash equivalents	$30,916	$235,336
Accounts receivable, net	185,586	125,870
Other current assets	64,113	39,223
Total current assets	280,615	400,429

Intangible assets, net	263,923	100,492
Goodwill	173,641	80,757
Property and equipment, net	117,610	83,374
Investments in unconsolidated entities	107,905	134,226
Notes receivable, net of allowances	83,034	80,136
Investments, employee benefit plans, at fair value	21,542	20,838
Other assets	112,767	94,939
Total assets	$1,161,037	$995,191

LIABILITIES AND SHAREHOLDERS' DEFICIT

Accounts payable	$71,684	$67,839
Accrued expenses and other current liabilities	78,591	84,315
Deferred revenue	65,810	52,142
Current portion of long-term debt	1,099	1,232
Liability for guest loyalty program	82,346	79,123
Total current liabilities	299,530	284,651

Long-term debt	781,433	725,292
Deferred revenue	107,370	98,459
Liability for guest loyalty program	50,085	48,701
Deferred compensation & retirement plan obligations	26,137	25,566
Other liabilities	64,561	71,123

Total liabilities	1,329,116	1,253,792

Total shareholders' deficit	(168,079)	(258,601)

Total liabilities and shareholders' deficit	$1,161,037	$995,191

Choice Hotels International, Inc. and Subsidiaries		Exhibit 3
Consolidated Statements of Cash Flows
(Unaudited)

(In thousands)	Nine Months Ended September 30,

	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$184,884	$132,143

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,537	4,986
Depreciation and amortization - marketing and reservation system	14,687	15,454
Franchise agreement acquisition cost amortization	6,662	5,190
(Gain) loss on sale of assets, net	(58)	32
Provision for bad debts, net	6,279	3,694
Non-cash stock compensation and other charges	11,455	20,215
Non-cash interest and other (income) loss	492	(451)
Deferred income taxes	(5,610)	51,126
Equity in net losses from unconsolidated joint ventures, less distributions received	7,122	4,278
Franchise agreement acquisition costs, net of reimbursements	(40,554)	(21,443)
Change in working capital & other, net of acquisition	(49,059)	(50,205)

NET CASH PROVIDED BY OPERATING ACTIVITIES	146,837	165,019

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in property and equipment	(34,129)	(17,514)
Investment in intangible assets	(1,665)	(2,376)
Business acquisition, net of cash acquired	(231,317)	—
Asset acquisitions, net of cash acquired	(3,179)	—
Proceeds from sales of assets	3,053	—
Contributions to equity method investments	(9,050)	(44,876)
Distributions from equity method investments	1,429	4,307
Purchases of investments, employee benefit plans	(2,441)	(2,140)
Proceeds from sales of investments, employee benefit plans	2,646	2,150
Issuance of notes receivable	(28,876)	(18,565)
Collections of notes receivable	4,747	630
Other items, net	(1,065)	109

NET CASH USED IN INVESTING ACTIVITIES	(299,847)	(78,275)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (repayments) pursuant to revolving credit facilities	56,400	(39,974)
Proceeds from the issuance of long-term debt	528	—
Principal payments on long-term debt	(477)	(484)
Debt issuance costs	(2,590)	—
Purchase of treasury stock	(109,266)	(8,887)
Dividends paid	(36,628)	(36,483)
Proceeds from transfer of interest in notes receivable	173	24,237
Proceeds from exercise of stock options	41,155	9,799

NET CASH USED IN FINANCING ACTIVITIES	(50,705)	(51,792)

Net change in cash and cash equivalents	(203,715)	34,952
Effect of foreign exchange rate changes on cash and cash equivalents	(705)	1,433
Cash and cash equivalents at beginning of period	235,336	202,463

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$30,916	$238,848

CHOICE HOTELS INTERNATIONAL, INC AND SUBSIDIARIES										Exhibit 4
SUPPLEMENTAL OPERATING INFORMATION
DOMESTIC HOTEL SYSTEM
(UNAUDITED)

	For the Nine Months Ended September 30, 2018			For the Nine Months Ended September 30, 2017			Change

	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort Inn	$96.34	66.8%	$64.37	$95.42	67.8%	$64.70	1.0%	(100)	bps	(0.5)%
Comfort Suites	99.21	71.0%	70.48	98.05	71.4%	70.01	1.2%	(40)	bps	0.7%
Sleep	85.82	66.6%	57.19	83.93	67.1%	56.34	2.3%	(50)	bps	1.5%
Quality	81.51	61.7%	50.33	80.46	61.5%	49.50	1.3%	20	bps	1.7%
Clarion	86.25	59.8%	51.55	85.09	61.7%	52.53	1.4%	(190)	bps	(1.9)%
Econo Lodge	64.25	56.0%	36.00	63.71	56.1%	35.74	0.8%	(10)	bps	0.7%
Rodeway	65.36	58.0%	37.88	65.73	57.9%	38.04	(0.6)%	10	bps	(0.4)%
WoodSpring(1)	46.19	80.9%	37.37	42.12	81.2%	34.19	9.7%	(30)	bps	9.3%
MainStay	83.32	71.3%	59.44	76.65	69.7%	53.42	8.7%	160	bps	11.3%
Suburban	55.69	76.8%	42.77	51.99	77.1%	40.10	7.1%	(30)	bps	6.7%
Cambria Hotels	146.11	72.3%	105.68	136.93	75.1%	102.83	6.7%	(280)	bps	2.8%
Ascend Hotel Collection	129.21	58.7%	75.79	128.86	56.6%	72.87	0.3%	210	bps	4.0%
Total	$82.86	64.8%	$53.65	$81.37	65.0%	$52.93	1.8%	(20)	bps	1.4%

	For the Three Months Ended September 30, 2018			For the Three Months Ended September 30, 2017			Change

	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort Inn	$101.37	71.8%	$72.74	$101.25	73.9%	$74.82	0.1%	(210)	bps	(2.8)%
Comfort Suites	101.55	73.5%	74.59	101.43	75.5%	76.55	0.1%	(200)	bps	(2.6)%
Sleep	87.95	69.6%	61.24	86.85	71.3%	61.88	1.3%	(170)	bps	(1.0)%
Quality	85.61	66.2%	56.66	85.44	67.2%	57.43	0.2%	(100)	bps	(1.3)%
Clarion	90.98	63.9%	58.12	89.83	67.3%	60.46	1.3%	(340)	bps	(3.9)%
Econo Lodge	68.56	60.2%	41.26	68.87	61.7%	42.51	(0.5)%	(150)	bps	(2.9)%
Rodeway	69.75	61.9%	43.18	70.78	63.0%	44.56	(1.5)%	(110)	bps	(3.1)%
WoodSpring(1)	46.89	82.6%	38.74	43.39	84.3%	36.60	8.1%	(170)	bps	5.8%
MainStay	86.69	75.1%	65.13	80.42	74.8%	60.17	7.8%	30	bps	8.2%
Suburban	57.42	78.3%	44.98	52.46	78.9%	41.39	9.5%	(60)	bps	8.7%
Cambria Hotels	149.48	75.0%	112.06	142.84	79.1%	112.95	4.6%	(410)	bps	(0.8)%
Ascend Hotel Collection	135.93	62.1%	84.35	137.02	60.9%	83.40	(0.8)%	120	bps	1.1%
Total	$86.83	68.6%	$59.52	$86.02	70.2%	$60.37	0.9%	(160)	bps	(1.4)%

Effective Royalty Rate

	For the Quarter Ended		For the Nine Months Ended
	9/30/2018	9/30/2017	9/30/2018	9/30/2017

System-wide(1)	4.72%	4.6%	4.73%	4.59%

(1) WoodSpring was acquired on February 1, 2018, however, ADR, Occupancy, RevPAR and effective royalty rate reflect operating performance for the three and nine months ended September 30, 2018 and 2017 as if the brand had been acquired on January 1, 2017

CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES							Exhibit 5
SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA
(UNAUDITED)

	September 30, 2018		September 30, 2017		Variance
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%

Comfort Inn	1,060	82,998	1,083	84,427	(23)	(1,429)	(2.1)%	(1.7)%
Comfort Suites	574	44,661	566	43,857	8	804	1.4%	1.8%
Sleep	388	27,614	382	27,365	6	249	1.6%	0.9%
Quality	1,602	124,271	1,509	117,948	93	6,323	6.2%	5.4%
Clarion	166	21,641	160	21,267	6	374	3.8%	1.8%
Econo Lodge	824	49,978	839	51,322	(15)	(1,344)	(1.8)%	(2.6)%
Rodeway	606	34,824	595	34,331	11	493	1.8%	1.4%
WoodSpring Suites	247	29,632	—	—	247	29,632	NM	NM
MainStay	62	4,273	57	4,135	5	138	8.8%	3.3%
Suburban	52	5,529	59	6,578	(7)	(1,049)	(11.9)%	(15.9)%
Cambria Hotels	39	5,563	31	4,160	8	1,403	25.8%	33.7%
Ascend Hotel Collection	167	14,290	140	11,062	27	3,228	19.3%	29.2%

Domestic Franchises	5,787	445,274	5,421	406,452	366	38,822	6.8%	9.6%
International Franchises	1,135	116,106	1,136	113,542	(1)	2,564	(0.1)%	2.3%
Total Franchises	6,922	561,380	6,557	519,994	365	41,386	5.6%	8.0%

CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES				Exhibit 6
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

HOTEL FRANCHISING REVENUES AND ADJUSTED HOTEL FRANCHISING MARGINS
(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Hotel Franchising Revenues:
Total Revenues	$291,490	$269,930	$796,325	$719,814
Adjustments:
Marketing and reservation system revenues	(152,367)	(142,915)	(416,715)	(382,245)
Non-hotel franchising activities	(3,677)	(2,859)	(10,704)	(7,971)
Hotel Franchising Revenues	$135,446	$124,156	$368,906	$329,598
Adjusted Hotel Franchising Margins:
Operating Margin:
Total Revenues	$291,490	$269,930	$796,325	$719,814
Operating Income	$111,168	$93,063	$266,433	$225,005
Operating Margin	38.1%	34.5%	33.5%	31.3%
Adjusted Hotel Franchising Margin:
Hotel Franchising Revenues	$135,446	$124,156	$368,906	$329,598

Operating Income	$111,168	$93,063	$266,433	$225,005
Mark to market adjustments on non-qualified retirement plan investments	965	773	1,351	2,214
Marketing and reservation system reimbursable surplus	(14,051)	(14,254)	(22,603)	(16,810)
Acceleration of executive succession plan	—	11,964	—	11,964
Impairment of lease acquisition costs, net	—	(1,185)	—	(1,185)
Acquisition related transition and transaction costs	574	183	5,530	378
Non-hotel franchising activities operating loss	2,437	2,414	7,214	8,320
Adjusted Hotel Franchising Operating Income	$101,093	$92,958	$257,925	$229,886

Adjusted Hotel Franchising Margins	74.6%	74.9%	69.9%	69.7%

ADJUSTED HOTEL FRANCHISING SELLING, GENERAL AND ADMINISTRATION EXPENSES
(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Total Selling, General and Administrative Expenses	$38,191	$46,573	$125,325	$124,356
Mark to market adjustments on non-qualified retirement plan investments	(965)	(773)	(1,351)	(2,214)
Acceleration of executive succession plan	—	(11,964)	—	(11,964)
Impairment of lease acquisition costs, net	—	1,185	—	1,185
Acquisition related transition and transaction costs	(574)	(183)	(5,530)	(378)
Non-hotel franchising activities	(5,160)	(4,387)	(14,934)	(13,482)
Adjusted Hotel Franchising Selling, General and Administration Expenses	$31,492	$30,451	$103,510	$97,503

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION ("EBITDA")
(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income	$79,959	$57,189	$184,884	$132,143
Income taxes	22,484	26,554	48,044	62,293
Interest expense	11,706	11,399	34,720	33,884
Interest income	(1,966)	(1,575)	(5,218)	(4,277)
Other (gains) losses	(972)	(778)	(1,355)	(2,251)
Equity in net (income) loss of affiliates	(43)	274	5,358	3,213
Depreciation and amortization	3,815	1,601	10,537	4,986
Gain (loss) on sale of land and building, net	—	32	(82)	32
Mark to market adjustments on non-qualified retirement plan investments	965	773	1,351	2,214
Marketing and reservation system reimbursable surplus	(14,051)	(14,254)	(22,603)	(16,810)

Franchise agreement acquisition costs amortization	1,165	1,093	3,655	2,947
Acceleration of executive succession plan	—	11,964	—	11,964
Impairment of lease acquisition costs, net	—	(1,185)	—	(1,185)
Acquisition related transition and transaction costs	574	183	5,530	378
Adjusted EBITDA	$103,636	$93,270	$264,821	$229,531

Hotel franchising	$105,120	$94,798	$269,051	$235,042
Non-hotel franchising activities	(1,484)	(1,528)	(4,230)	(5,511)
	$103,636	$93,270	$264,821	$229,531

ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE (EPS)

(dollar amounts in thousands, except per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Net Income	$79,959	$57,189	$184,884	$132,143
Adjustments:
Marketing and reservation system reimbursable surplus	(11,071)	(9,701)	(17,947)	(11,431)
Acceleration of executive succession plan	—	7,207	—	7,207
Impairment of lease acquisition costs, net	—	(747)	—	(747)
Acquisition related transition and transaction costs	435	116	4,231	239
Debt restructuring costs	86	—	86	—
Transition costs on previously deferred foreign earnings and impact of tax legislation on deferred tax balances	874	—	874	—
Adjusted Net Income	$70,283	$54,064	$172,128	$127,411

Diluted Earnings Per Share	$1.41	$1.01	$3.24	$2.33
Marketing and reservation system reimbursable surplus	(0.20)	(0.17)	(0.32)	(0.20)
Acceleration of management succession plan	—	0.12	—	0.12
Impairment of lease acquisition costs, net	—	(0.01)	—	(0.01)
Acquisition related transition and transaction costs	0.01	—	0.07	—
Debt restructuring costs	—	—	—	—
Transition costs on previously deferred foreign earnings and impact of tax legislation on deferred tax balances	0.02	—	0.02	—
Adjusted Diluted Earnings Per Share (EPS)	$1.24	$0.95	$3.01	$2.24

CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES	Exhibit 7
SUPPLEMENTAL INFORMATION - 2018 OUTLOOK
(UNAUDITED)

Guidance represents the midpoint of the company's range of estimated outcomes for the year ended December 31, 2018

ADJUSTED EBITDA FULL YEAR FORECAST
(dollar amounts in thousands)
2018 Guidance

Net income	$211,900
Income taxes	54,700
Interest expense	46,400
Interest income	(7,300)
Other (gains) losses	(1,400)
Depreciation and amortization	14,400
Gain on sale of land and building, net	(100)
Franchise agreement acquisition costs amortization	5,000
Equity in net loss of affiliates	5,600
Acquisition related transition and transaction costs	6,900
Marketing and reservation system reimbursable surplus or deficit	—
Mark to market adjustments on non-qualified retirement plan investments	1,400
Adjusted EBITDA	$337,500

Hotel franchising	$343,500
Non-hotel franchising activities	(6,000)
$337,500

ADJUSTED DILUTED EARNINGS PER SHARE (EPS) FULL YEAR FORECAST
(dollar amounts in thousands, except per share amounts)

2018 Guidance

Net income	$211,900
Adjustments
Acquisition related transition and transaction costs	5,278
Debt restructuring costs	86
Transition costs on previously deferred foreign earnings and impact of tax legislation on deferred tax balances	874
Marketing and reservation system reimbursable surplus or deficit	—
Adjusted Net Income	$218,138

Diluted Earnings Per Share	$3.72
Adjustments:
Acquisition related transition and transaction costs	0.09
Debt restructuring costs	—
Transition costs on previously deferred foreign earnings and impact of tax legislation on deferred tax balances	0.02
Marketing and reservation system reimbursable surplus or deficit	—
Adjusted Diluted Earnings Per Share (EPS)	$3.83